UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):          April 21, 2010

INSITUFORM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-10786	13-3032158
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17988 Edison Avenue, Chesterfield, Missouri	63005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number,
including area code                                 (636) 530-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders

Insituform Technologies, Inc. (the “Company”) held its 2010 Annual Meeting (the “Annual Meeting”) of Stockholders on April 21, 2010.  Three proposals were submitted to, and approved by, the Company's stockholders at the Annual Meeting.  The proposals are described in detail in the Company’s proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on March 17, 2010.  The final results for the votes regarding each proposal are set forth below.

1.           The stockholders elected eight directors to the Company’s Board of Directors to hold office for a one-year term until the annual meeting of stockholders in 2011 or until their successors are duly elected and qualified.  The votes regarding this proposal were as follows:
Director	Votes For	Votes Withheld
J. Joseph Burgess	28,400,549	215,143
Stephen P. Cortinovis	28,234,104	381,588
Stephanie A. Cuskley	28,476,203	139,489
John P. Dubinsky	28,400,790	214,902
Charles R. Gordon	28,580,682	35,010
Juanita H. Hinshaw	28,358,007	257,685
M. Richard Smith	28,581,476	34,216
Alfred L. Woods	28,228,212	387,480

2.           The stockholders approved an amendment to the Insituform Technologies, Inc. Restated Certificate of Incorporation to increase the authorized shares of stock and authorized shares of common stock of the Company.  The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstained	Broker Non-Votes
23,361,466	8,063,164	48,146	0

3.           The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the year ending December 31, 2010.  The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstained	Broker Non-Votes
30,951,094	473,610	48,072	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSITUFORM TECHNOLOGIES, INC.

By:	/s/ David F. Morris
David F. Morris Senior Vice President, General Counsel
and Chief Administrative Officer

Date:  April 23, 2010